Exhibit 10-3
THE CLOROX COMPANY
INDEPENDENT DIRECTORS’
DEFERRED COMPENSATION PLAN
1. Establishment, Objectives, Duration.
     The Clorox Company (hereinafter referred to as the “Company”) hereby establishes a nonqualified deferred compensation plan for Independent Directors of the Company to be known as the “The Clorox Company Independent Directors’ Deferred Compensation Plan” (hereinafter referred to as the “Plan”).
     The purpose of the Plan is to enhance the Company’s ability to attract and retain Independent Directors whose training, experience and ability will promote the interests of the Company and to directly align the interests of such Independent Directors with the interests of the Company’s stockholders. The Plan is designed to permit Independent Directors to defer the receipt of all or a portion of the compensation otherwise payable to them for services to the Company as members of the Board.
     The Plan is effective as of November 16, 2005. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 11 herein.
2. Definitions.
     The following terms, when capitalized, shall have the meanings set forth below:
     (a) “Account” means a bookkeeping account established and maintained for a Participant pursuant to Section 5(a).
     (b) “Beneficiary” means the person, persons or entity designated by the Participant pursuant to Section 10 to receive any benefits payable under the Plan.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Change in Control” means
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subparagraph (iii) of this definition; or
     (ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any period of 24 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (a) more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
     (e) “Code” means the Internal Revenue Code of 1986, as amended.
     (f) “Company” means The Clorox Company and any successor thereto as provided in Section 12(d).
     (g) “Deferred Stock Unit” means a hypothetical Share as described in Section 5(b).
     (h) “Deferred Stock Unit Award” means any annual award of Deferred Stock Units that may be granted to a Participant for services to the Company as an Independent Director under The Clorox Company 2005 Stock Incentive Plan (or any successor stock incentive plan approved by the stockholders of the Company).
     (i) “Director’s Fees” means the annual cash retainer for Board and committee service, special assignment fees, meeting fees, Committee Chair or Presiding Director fees, and other amounts payable to a Participant for services to the Company as an Independent Director. Director’s Fees do not include awards granted to a Participant under The Clorox Company 2005 Stock Incentive Plan (or any successor stock incentive plan approved by the stockholders of the Company).
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (k) “Fair Market Value” means, as of any date, the value of a Share determined as follows:
     (i) Where there exists a public market for the Share, the Fair Market Value shall be (a) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (b) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
     (ii) In the absence of an established market of the type described above for the Share, the Fair Market Value thereof shall be determined by the Board in good faith, and such determination shall be conclusive and binding on all persons.
     (l) “Independent Director” means any individual who is a member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries.
     (m) “Participant” means any Independent Director who elects to participate by filing a Participation Agreement as provided in Section 4.

     (n) “Participation Agreement” means an agreement in such form as the Board may prescribe filed by a Participant in accordance with Section 4.
     (o) “Payment Anniversary Date” means an anniversary of the Payment Commencement Date.
     (p) “Payment Commencement Date” means the first business day of the Plan Year immediately following the Plan Year in which the Participant terminates service as a member of the Board.
     (q) “Plan” means The Clorox Company Independent Directors’ Deferred Compensation Plan, as amended from time to time.
     (r) “Plan Year” means the calendar year.
     (s) “Share” means a share of common stock of the Company, par value $1.00 per share.
3. Administration of the Plan.
     (a) In General. The Plan shall be administered by the Board. The Board shall act by vote or written consent of a majority of its members.
     (b) Authority of the Board. Subject to applicable laws and the provisions of the Plan, the Board shall have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the Plan and any related rules or regulations or other documents enacted hereunder and deciding all questions of fact arising in their application, determined by the Board to be necessary in the administration of the Plan.
     (c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on all persons, including the Company, its stockholders, the Participants and their estates and Beneficiaries.
     (d) Delegation. The Board may delegate to any Board committee or officers of the Company any and all authority with which it is vested under the Plan, and the Board may allocate its responsibilities under the Plan among its members.
4. Participation and Crediting of Accounts.
     (a) Participation. Participation in the Plan shall be limited to Independent Directors who elect to participate in the Plan by filing a Participation Agreement with the Board. A Participation Agreement must be filed prior to the beginning of the Plan Year for which it is effective; provided, however, that in the first year in which an individual becomes eligible to participate in the Plan, the newly eligible Participant may make an election to defer compensation for services to be performed subsequent to such election within 30 days after date the individual first becomes eligible to participate.

     (b) Contents of Participation Agreement.
     (i) Each Participant Agreement shall set forth whether the Participant elects to receive Director’s Fees in cash, Shares, deferred cash or Deferred Stock Units. A Participant who does not file a timely Participation Agreement for a Plan Year shall receive his or her Director’s Fees in cash.
     (ii) A Participant who elects to receive his or her Director’s Fees in Shares, deferred cash, and/or Deferred Stock Units shall specify the percentage of such Director’s Fees (in multiples of 10%) to be paid in Shares, deferred cash or Deferred Stock Units.
     (iii) Each Participation Agreement shall set forth whether amounts deferred pursuant to subparagraphs (i) and (ii) above will be paid as a lump sum payment or in five annual installments, as set forth in Section 6(c) herein.
     (iv) Each Participation Agreement shall also set forth whether Deferred Stock Unit Awards will be paid as a lump sum payment or in five annual installments, as set forth in Section 6(c) herein.
     (c) Payment of Shares and Crediting of Accounts.
     (i) A Participant who elects to receive all or a portion of his or her Director’s Fees as Shares shall be distributed Shares as of the last day of each calendar quarter equal to his or her accrued Director’s Fees for the quarter, multiplied by the percentage of such Director’s Fees previously selected by the Participant to be applied to the purchase of Shares, and divided by the Fair Market Value of a Share as of the last trading day in such calendar quarter. Cash shall be distributed in lieu of fractional Shares.
     (ii) A Participant who elects to receive all or a portion of his or her Director’s Fees as deferred cash shall have credited to his or her Account as of the last day of each calendar quarter an amount determined by multiplying his or her accrued Director’s Fees for the quarter by the percentage of such Director’s Fees previously selected by the Participant to be received as deferred cash.
     (iii) A Participant who elects to receive all or a portion of his or her Director’s Fees as Deferred Stock Units shall have credited to his or Account as of the last day of each calendar quarter the number of Deferred Stock Units (including fractional Deferred Stock Units) determined by multiplying his or her accrued Director’s Fees for the quarter by the percentage of such Director’s Fees previously selected by the Participant to be applied to the purchase of Deferred Stock Units, and dividing the product thereof by the Fair Market Value of a Share as of the last trading day in such calendar quarter.
     (d) Modification or Revocation of Election by Participant. Elections made pursuant to paragraphs (b)(i) and (ii) of this Section 4 shall remain in effect for the next Plan Year and for subsequent Plan Years unless and until a new Participation Agreement is provided. Any elections made under a new Participation Agreement will apply only to Director’s Fees earned in the Plan Year beginning after the date of the new Participation Agreement.

5. Maintenance and Investment of Accounts.
     (a) Accounts. A separate Account shall be maintained for each Participant. In addition, various subaccounts may be maintained for a Participant as necessary to reflect separate Participation Agreements, cash deferrals, and Deferred Stock Units. A Participant’s Account shall be utilized solely as a device for measurement and determination of the amounts to be paid to the Participant pursuant to the Plan, and shall not constitute or be treated as a trust fund of any kind. The balance of a Participant’s Account shall be adjusted to reflect changes in the value of the deemed investments thereof, adjustments, credits and debits pursuant to paragraphs (b) and (c) below, any Deferred Stock Unit Awards, and distributions pursuant to Section 6.
     (b) Deferred Stock Units.
     (i) Deemed Investment in Shares. The Account of a Participant who elects to receive Deferred Stock Units, as well as the Account of a Participant who receives Deferred Stock Unit Awards, shall be treated as if it were invested in Deferred Stock Units equivalent in value to the Fair Market Value of Shares in accordance with the following rules:
(a)	Deemed Reinvestment of Dividend Equivalents. The number of Deferred Stock Units credited to a Participant’s Account shall be increased on each date on which a dividend is paid on Shares. The number of additional Deferred Stock Units credited to a Participant’s Account as a result of such increase shall be determined by (1) multiplying the total number of Deferred Stock Units (excluding fractional Deferred Stock Units) credited to the Participant’s Account immediately before such increase by the amount of the dividend paid per Share on the dividend payment date, and (2) dividing the product so determined by the Fair Market Value of a Share on the dividend payment date.

(b)	Adjustments upon Change in Capitalization. In the event of any merger, reorganization consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, the number of Deferred Stock Units credited to a Participant’s Account and/or the kind or class of shares deliverable under the Plan shall be adjusted in such manner as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan. The determination of the Board as to such adjustments, if any, to be made shall be conclusive and binding on all Participants and Beneficiaries.

     (ii) Hypothetical Nature of Investments. The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Company and shall not carry any voting rights.
     (c) Cash Deferrals. Cash deferrals shall be credited with interest at an annual rate for each Plan Year equal to the Prime Lending Rate of Wells Fargo Bank as in effect on January 1 of such year. Interest shall be accrued to the date of the actual payment and shall be compounded on a calendar quarter basis.
6. Payments.
     (a) Time of Payment. Payments to a Participant with respect to the Participant’s Account, including any Deferred Stock Unit Awards credited to a Participant’s Account, shall begin as of the Participant’s Payment Commencement Date; provided, however, that if a Participant dies before the Participant’s Payment Commencement Date, payment of the entire value of the Participant’s Account shall be made to the Participant’s Beneficiary in accordance with the provisions of paragraph (c) below after the Board receives all documents and other information that it requests in connection with the payment.
     (b) Medium of Payment. Except to the extent the Board determines otherwise, the portion of the Participant’s Account denominated in Deferred Stock Units shall be paid in Shares. One Share shall be paid for each whole Deferred Stock Unit contained therein, and any fractional Deferred Stock Units shall be paid in cash. The portion of the Participant’s Account denominated in cash shall be paid in cash.
     (c) Form of Payment.
     (i) Lump Sum. A Participant shall receive his or her Account under the Plan in the form of a lump sum payment unless the Participant has elected to receive any portion thereof in five annual installments in accordance with subparagraph (ii). The lump sum shall be payable to the Participant in cash and/or Shares on the Payment Commencement Date. If the Participant dies before his or her Payment Commencement Date, a lump sum payment shall be made to the Participant’s Beneficiary on the Payment Commencement Date.
     (ii) Five Annual Installments. A Participant may elect to receive all or a portion of his or her Account under the Plan in five annual installments. Such election must be made in the Participant’s Participation Agreement pursuant to Section 4. Annual installments shall be payable to the Participant in cash/and or Shares beginning as of the Payment Commencement Date and continuing each Payment Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal one-fifth (1/5th) of the value of the Participant’s Account(s), determined as of the Payment Commencement Date. Each successive annual installment shall equal the value of the Participant’s Account(s), determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of five over the number of installment payments previously made (i.e., 1/4th in year 2, 1/3rd in year 3, etc.). If the Participant dies before the Participant’s Payment Commencement Date having elected to receive benefits in five annual installments, or after the Participant’s Payment Commencement Date but before all five installments have been paid, the remaining installments shall be paid to the Participant’s Beneficiary in accordance with the schedule in this subparagraph (ii).
7. Shares Subject to the Plan.
     Unless otherwise determined by the Board, payments under the Plan that are made in the form of Shares, in whole or in part, shall be made from the aggregate number of Shares authorized to be issued under and otherwise in accordance with the terms of The Clorox Company 2005 Stock Incentive Plan (or any successor stock incentive plan approved by the stockholders of the Company). No Shares are reserved for issuance under the Plan.
8. Change in Control.
     Except as otherwise provided by the Board, upon the occurrence of a Change in Control or as soon as reasonably practicable thereafter, the value of all amounts deferred by a Participant which have not yet been credited to the Participant’s Account and the value of such Participant’s Account shall be paid to the Participant, in each case as a lump sum cash payment. For purposes of payments under this Section 8, the value of a Deferred Stock Unit shall be computed as the greater of (a) the Fair Market Value of a Share on or nearest the date on which the Change in Control is deemed to occur, or (b) the highest per share price for Shares actually paid in connection with the Change in Control.
9. Taxes.
     The Company shall have the power and right to deduct or withhold from all credits and payments under the Plan any applicable taxes that the Board reasonably determines to be required by law to be withheld from such credits and payments.
10. Beneficiary Designation.
     (a) Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Board, on such form and in accordance with such procedures as the Board shall establish from time to time.
     (b) No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant’s Beneficiary shall be deemed to be the Participant’s estate.
11. Amendment or Termination of the Plan.
     The Board may at any time and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension or termination shall adversely affect the rights of any Participant or Beneficiary under the Plan unless consented to in writing by such Participant or, in the event the Participant is deceased, the Beneficiary.
12. Miscellaneous.
     (a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.
     (b) No Assignment. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries and as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or Beneficiary, and any attempt to take any such action shall be null and void.
     (c) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (d) Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successors is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein any in any Participation Agreements shall be deemed to refer to such successors.
     (e) Requirements of Law. The payment of cash or Shares under the Plan shall be subject to all applicable laws and to such approvals by any governmental agencies or national securities exchanges as may be required.
     (f) Unfunded Plan. The Plan is intended to be an unfunded plan benefiting persons who are not employees of the Company or any of its subsidiaries. All payments pursuant to the Plan will be made from the general assets of the Company, and the rights of Participants and Beneficiaries under the Plan will be only those of general unsecured creditors of the Company.
     (g) Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     (h) Non-Exclusive Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

     (i) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and all deferrals and payments made hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any deferral or payment made hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.